Exhibit 10.9

LEASE AMENDMENT

For valuable consideration, receipt of which is hereby acknowledged, Frontrunner Communications/Arthur Gordon, Inc./D&C Distributors LLC, "Tenant", parties to the Lease Agreement made for premises known located at 1620 Commerce St. Corona, CA 92880, and dated on July 29th, 2014, agree to modify and amend said Lease in the following particulars:

Effective date: June 1st, 2016

Monthly rent: $7,500.00

Square Feet of Occupancy: 10,000 sq. ft.

Cost of Operating Responsibility: 100%

Expiration date: June 30th, 2018

All other terms and covenants of the original Lease Agreement shall remain as contained.

Signed on this June 1st, 2016.

/s/ Arthur Gordon

Arthur Gordon

Landlord

/s/ Curtis Fairbrother

Curtis Fairbrother

Tenant